Exhibit 10.6

REFORMATION INC.
RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) is made effective as of [•], 2025 (the “Date of Grant”), by and between Reformation Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to grant the Restricted Stock Units (as defined below) provided for herein to the Participant pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.             Grant. The Company hereby grants to the Participant, effective as of the Date of Grant, [•] restricted stock units, subject to all of the terms and conditions of this Agreement (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one Share under the terms and conditions of this Agreement.

2.             Vesting. All of the Restricted Stock Units shall vest based on the Participant’s continued service with the Company or one of its Subsidiaries during the three-year period immediately following the Date of Grant, with (i) one-third (1/3) of the Restricted Stock Units vesting on the first anniversary of the Date of Grant (the “First Anniversary”) and (ii) the remaining two-thirds (2/3) of the Restricted Stock Units vesting in equal quarterly installments on each of the eight (8) quarterly anniversaries of the Date of Grant immediately following the First Anniversary; provided, that, all Restricted Stock Units that are outstanding and unvested as of immediately prior to a Change in Control shall vest in full upon the occurrence of the Change in Control.

3.             Termination of Service.

(a)            Prior to Change in Control or IPO. Upon a termination of the Participant’s employment or service with the Company and its Subsidiaries for any reason that occurs prior to (i) a Change in Control or (ii) an IPO, all of the Participant’s Restricted Stock Units, whether vested or unvested, shall immediately be forfeited by the Participant and cease to be outstanding without the delivery of any Shares or the payment of any other consideration therefor;

(b)            On or Following Change in Control or IPO. Upon a termination of the Participant’s employment or service with the Company and its Subsidiaries for any reason that occurs on or following (i) a Change in Control or (ii) an IPO, (x) all Restricted Stock Units that are outstanding and vested shall remain outstanding and be settled in accordance with Section 5 of this Agreement and (y) all Restricted Stock Units that are outstanding and unvested as of such termination date shall immediately be forfeited by the Participant and cease to be outstanding without the delivery of any Shares or the payment of any other consideration therefor; provided, however, that in the event of a termination of the Participant’s employment or service with the Company and its Subsidiaries by the Company or any of its Subsidiaries for Cause, all of the Participant’s Restricted Stock Units, whether vested or unvested, shall immediately be forfeited by the Participant and cease to be outstanding without the delivery of any Shares or the payment of any other consideration therefor.

4.             Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

(i)            “Affiliate” shall have the meaning set forth in the Stockholders’ Agreement.

(ii)           “Cause” shall mean, as to each Participant (as determined by the Board in good faith): (i) the Participant’s commission or conviction of, or guilty plea or plea of nolo contendere to, any felony or other crime involving moral turpitude or fraud; (ii) any act of theft or embezzlement by the Participant against the Company or any of its Subsidiaries; (iii) any act or omission by the Participant constituting willful and material breach of a fiduciary obligation or any gross malfeasance, gross negligence or gross misconduct by the Participant relating to the business of the Company or any of its Subsidiaries; (iv) violation by the Participant of any material policy of the Company or any of its Subsidiaries (including any sexual harassment policy) that has been provided or made available to the Participant after notice and an opportunity to cure within 30 days after such notice, to the extent curable; (v) a material breach by the Participant of any non-competition, non-solicitation or confidentiality agreement with the Company or any of its Subsidiaries; or (vi) the Participant’s willful and continued failure to perform duties consistent with his or her positions as reasonably requested by the Board or such Participant’s supervisor after notice and an opportunity to cure within 30 days after such notice, to the extent curable.

(iii)          “Change in Control” shall mean (i) the acquisition, directly or indirectly (whether by merger, consolidation, other business combination or otherwise), by any group of Persons (within the meaning of the Exchange Act) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of Shares as a result of which acquisition, or series of acquisitions, the Permira Stockholder beneficially owns less than 50% of the issued and outstanding Shares, (ii) a sale, license, lease, or other disposition of all or substantially all of the Company’s assets (including, the capital stock or assets of the Company’s Subsidiaries) or (iii) a sale of stock by the Permira Stockholder that results in the Permira Stockholder owning less than 50% of the issued and outstanding Shares; provided, however, that a “Change in Control” shall not include a merger effected exclusively for the purpose of changing the domicile of the Company or its Subsidiaries or creating a holding company structure or to implement any other organizational structure.

(iv)          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(v)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(vi)          “Fair Market Value” shall have the meaning set forth in the Stockholders’ Agreement.

(vii)         “IPO” shall have the meaning set forth in the Stockholders’ Agreement.

(viii)        “Lockup Expiration Date” means the expiration date of any contractual transfer restriction or lockup provision relating to the Shares that is put in place by any underwriter in connection with an IPO.

(ix)           “Permira Stockholder” shall have the meaning set forth in the Stockholders’ Agreement.

(x)            “Person” means any individual, firm, company, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

(xi)           “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(xii)          “Shares” shall mean the common stock of the Company, $.01 par value, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

(xiii)         “Stockholders’ Agreement” means the Stockholders’ Agreement dated as of August 26, 2019, by and among the Company, the Permira Stockholder and the various stockholders party thereto, as the same may be amended from time to time.

(xiv)        “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar function at the time directly or indirectly owned by such Person.

5.             Settlement. The applicable Shares relating to the vested Restricted Stock Units, if any, will be delivered to the Participant:

(a)            If a Change in Control occurs prior to an IPO, within thirty (30) days following the date of such Change in Control; or

(b)           In an IPO occurs prior to a Change in Control, (i) with respect to any Restricted Stock Units that were vested as of the date of such IPO or become vested prior to the Lockup Expiration Date, the earlier of (x) within thirty (30) days following the Lockup Expiration Date and (y) March 15 of the year following the year in which such IPO occurs or the year in which the Restricted Stock Units vest, if later and (ii) with respect to any Restricted Stock Units that are unvested as of the date of such IPO and do not become vested prior to the Lockup Expiration Date, within thirty (30) days following the date on which such Restricted Stock Units become vested in accordance with Section 2 of this Agreement.

6.             Forfeiture. In the event that no Change in Control or IPO has occurred prior to the seventh (7th) anniversary of the Date of Grant (the “Forfeiture Date”), all of the Participant’s Restricted Stock Units, whether vested or unvested, shall be forfeited by the Participant upon the Forfeiture Date and cease to be outstanding without the delivery of any Shares or the payment of any other consideration therefor. Further, if the Participant breaches any of the Participant’s obligations to the Company under any agreement between the Participant and the Company or any of its Subsidiaries that contains restrictive covenants, all of the Participant’s Restricted Stock Units, whether vested or unvested, shall immediately be forfeited by the Participant and cease to be outstanding without the delivery of any Shares or the payment of any other consideration therefor.

7.             Stockholder Rights. The Participant shall have no rights of a stockholder (including the right to distributions or dividends) until Shares are delivered to the Participant pursuant to Section 5 hereof.

8.             Withholding Taxes. Whenever Shares are to be issued in settlement of the Restricted Stock Units, the Company shall have the right to require the Participant to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax obligations (the “Withholding Tax Obligations”) prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. In the discretion of the Board, the Participant may satisfy such Withholding Tax Obligations by surrendering to the Company (or authorizing the Company to withhold) at the time of settlement Shares having a Fair Market Value on the date of settlement equal to the minimum statutory Withholding Tax Obligations (or such other rate that will not cause adverse accounting consequences for the Company or any of its Affiliates), provided, that, the Company is not then prohibited from purchasing or acquiring such Shares pursuant to any loan or debt agreement to which the Company or any of its Affiliates is a party or pursuant to applicable law.

9.             Securities and Related Matters.

(a)           The Board may require as a condition to the right to receive Shares in settlement of the Restricted Stock Units hereunder that the Company receive from the Participant representations, warranties and agreements, at the time of any such settlement, to the effect that the Shares are being delivered without any present intention to sell or otherwise distribute such Shares in violation of applicable federal securities laws and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

(b)           All certificates for Shares or other securities of the Company delivered pursuant to the Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.           Arbitration. The arbitration provisions set forth in the Employment Letter shall apply with respect to any disputes related to or arising from this Agreement or the Restricted Stock Units.

11.           Miscellaneous.

(a)           Administration. This Agreement and the Restricted Stock Units granted hereunder shall be administered by the Board. All designations, determinations, interpretations and other decisions under or with respect to the Restricted Stock Units shall be within the sole discretion of the Board, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company or any Subsidiary and the Participant.

(b)           Powers. Subject to applicable law, the Board shall have full power and authority to: (i) interpret and administer this Agreement and the terms of the Restricted Stock Units; (ii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Agreement; and (iii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of this Agreement. In the exercise of its discretion, the Board is under no obligation to make uniform determinations and/or interpretations as to any issue relating to the Participant relative to any other Person. No member of the Board, nor any Person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to this Agreement or the Restricted Stock Units, and each member of the Board shall be fully indemnified, held harmless and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination made in good faith, to the extent permitted by applicable law and, in addition, to the extent provided in the Company’s certificate of incorporation and by-laws, as amended from time to time, or under any agreement between any such member and the Company. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member of the Board would be entitled to as a matter of law, contract or otherwise. The acts by members holding a majority of the votes held by members of the Board present at any meeting shall be the acts of the Board.

(c)           Adjustments. In the event that the Board shall determine that any change in corporate capitalization, such as a stock split, a reverse stock split, an extraordinary dividend or other distribution of Shares, or a corporate transaction, such as a spin-off, recapitalization, merger, consolidation, reorganization, combination, reclassification, or partial or complete liquidation of the Company or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Board shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under this Agreement, proportionally adjust any or all of (i) the number and type of shares of stock or other securities or other equity interests subject to outstanding Restricted Stock Units, and (ii) if deemed appropriate, make provision for a cash payment to the Participant in respect of outstanding Restricted Stock Units in exchange for cancellation of such Restricted Stock Units or provide for the cancellation of outstanding Restricted Stock Units without payment (in cash or otherwise) in respect thereof.

(d)           Amendments. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if such amendment would be required under any law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company may then be subject. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem desirable to carry this Agreement into effect. None of the amendment, suspension or termination of this Agreement shall, without the consent of the Participant, adversely alter or impair any rights or obligations of the Participant under this Agreement.

(e)            No Right to Employment. The grant of the Restricted Stock Units shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary, as applicable, may at any time dismiss a Participant from employment, free from any liability or any claim under this Agreement.

(f)             Representations and Warranties. The Company makes no representations or warranties as to the income, estate or other tax consequences to the Participant of the grant or settlement of the Restricted Stock Units or the sale or other disposition of the Shares acquired pursuant to the settlement thereof.

(g)           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(h)           Restricted Stock Units Subject to Stockholders’ Agreement. By entering into this Agreement, the Participant agrees and acknowledges that (i) the Participant has received and read a copy of the Stockholders’ Agreement, (ii) any Shares issued upon settlement of the Restricted Stock Units will be subject to the Stockholders’ Agreement, as may be amended from time to time and (iii) to the extent not already executed, the Participant will, as a condition to the Participant’s receipt of the Restricted Stock Units, execute the Stockholders’ Agreement in the form attached as Exhibit A hereto.

(i)            Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. This Agreement may not be amended in a way that adversely alters or impairs the Participant’s rights or obligations hereunder without the written consent of the Participant.

(j)             Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(k)            Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement will be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document will be construed against the drafting party will not be applicable to this Agreement.

(l)             Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(m)           Section 409A. It is intended that the terms of this Agreement be exempt from or comply with Section 409A of the Code. If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the Company shall take all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing the Participant’s economic rights hereunder. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

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IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

REFORMATION INC.

By:
Name:
Title:

[Signature Page to Restricted Stock Unit Agreement]

PARTICIPANT

[•]

[Signature Page to Restricted Stock Unit Agreement]

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